Exhibit 99.2

NYSE: MDV

QUARTERLY SUPPLEMENTAL DATA

December 31, 2024

Financial Information

and

Portfolio Information

Modiv Industrial, Inc.
Supplemental Information - Fourth Quarter 2024

Table of Contents

About the Data	3

Company Overview	4

Financial Results
Earnings Release	5
Consolidated Statements of Operations - Last Five Quarters	10
Consolidated Statements of Comprehensive Income (Loss) - Last Five Quarters	12
Earnings (Loss) Per Share - Last Five Quarters	13
FFO and AFFO - Last Five Quarters	14
Adjusted EBITDA - Last Five Quarters	15
Leverage Ratio	16

Balance Sheets and Capitalization
Capitalization	17
Consolidated Balance Sheets	18
Debt Overview	19
Credit Facility and Mortgage Notes Covenants	20

Real Estate
Real Estate Acquisitions	21
Real Estate Dispositions	22
Top 20 Tenants	23
Property Type	24
Tenant Industry Diversification	25
Tenant Geographic Diversification	26
Lease Expirations	27

Appendix
Disclosures Regarding Non-GAAP and Other Metrics	28

About the Data

This data and other information described herein are as of and for the three months ended December 31, 2024 unless otherwise indicated. Future performance may not be consistent with past performance and is subject to change and inherent risks and uncertainties. This information should be read in conjunction with Modiv Industrial, Inc.’s. Annual Report on Form 10-K for the year ended December 31, 2024, including the financial statements and management’s discussion and analysis of financial condition and results of operations, filed on March 4, 2025.

Forward-Looking Statements

Information set forth herein contains forward-looking statements, which reflect our current views regarding our business, financial performance, growth prospects and strategies, market opportunities, and market trends. Forward-looking statements include all statements that are not historical facts. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” or the negative version of these words or other comparable words. All of the forward-looking statements herein are subject to various risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results, performance, and achievements could differ materially from those expressed in or by the forward-looking statements and may be affected by a variety of risks and other factors. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from such forward-looking statements. These factors include, but are not limited to, changes in the rate of inflation and interest rates, general economic conditions, local real estate conditions, tenant financial health, property acquisitions and dispositions and the timing of any acquisitions and dispositions, supply-chain disruptions, tariffs and negative impacts associated with the violence and unrest in the Middle East, the ongoing Russian war against Ukraine and sanctions which have been implemented by the United States and other countries against Russia, China and Iran. These and other risks, assumptions, and uncertainties are described in our filings with the U.S. Securities and Exchange Commission (“SEC”), which are available on the SEC’s website at www.sec.gov. You are cautioned not to place undue reliance on any forward-looking statements included herein. All forward-looking statements are made as of the date of this document and the risk that actual results, performance, and achievements will differ materially from the expectations expressed or referenced herein will increase with the passage of time. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, or otherwise, except as required by law.

Company Overview

Modiv Industrial, Inc. (NYSE:MDV) (“Modiv Industrial”, the “Company”, “we”, “us” and “our”) is a real estate investment trust (“REIT”) that acquires, owns and manages a portfolio of single-tenant net-lease real estate. The Company actively acquires critical industrial manufacturing properties with long-term leases to tenants that fuel the national economy and strengthen the nation’s supply chains. For more information, please visit: www.modiv.com.

Modiv Industrial strives towards a “best-in-class” corporate governance structure through a board of directors and management team with decades of institutional real estate industry experience.

Management Team:	Independent Directors:

Aaron S. Halfacre	Thomas H. Nolan, Jr.
Chief Executive Officer and Director	Chairman of the Board

Raymond J. Pacini	Christopher R. Gringas
Chief Financial Officer and Secretary
Kimberly Smith

John C. Raney	Connie Tirondola
Chief Operating Officer and General Counsel

Investor Inquiries:
management@modiv.com

Transfer Agent:
Computershare Trust Company, N.A.
150 Royall Street
Canton, MA 02021
800-736-3001

Modiv Industrial Announces Fourth Quarter And Full Year 2024 Results

Denver, CO, March 4, 2025 – Modiv Industrial, Inc. (“Modiv Industrial”, “Modiv”, the “Company”, “we” or “our”), (NYSE:MDV), the only public REIT exclusively focused on acquiring industrial manufacturing real estate, today announced operating results for the fourth quarter and full year ended December 31, 2024.

Highlights:

•	Full year 2024 net income attributable to common stockholders of $2.3 million, or $0.25 per diluted share.
•	Fourth quarter 2024 net income attributable to common stockholders of $0.6 million, or $0.07 per diluted share.
•	Full year 2024 AFFO of $14.99 million, or $1.34 per diluted share, exceeding street expectations by $0.08 per share.
•	Fourth quarter AFFO of $4.1 million, or $0.37 per diluted share, beating consensus estimates by 22%.
•	Sold and issued 287,840 shares of MDV common stock during fourth quarter 2024 at an average price of $16.16 per share.
•	Secured greater than $1.4 million in cash expense savings for full year 2025 through G&A and financing efficiencies.
•	Management comments on 2025 guidance.
•	Based on MDV’s current share price, investors are earning a 7.5% dividend with 115% AFFO coverage on equity that is trading at 35% discount to net asset value.

The following is a statement from Aaron Halfacre, CEO of Modiv Industrial:

“Candidly, 2024 feels like an eon ago given 2025 market volatility. Alas, the industry’s financial reporting process doesn’t naturally move at market speed, and we find ourselves discussing last year’s results just now. The report card is important for a variety of reasons, but I assume that the greatest use arises when past financial results allow you, as an investor, to attempt to foretell future results. Keeping with my history of zulu foxtrot, here goes…

What have you acquired for me lately?
Since the modern REIT era began in the early 1990’s, we have seen a progressive drive toward ever more industry specificity that was championed, in large part, by the long-only active REIT managers that were a more dominant force back then (as compared to the far greater influence of passive sector/index players today). Innovations in corporate governance, prudent balance sheet management and meaningful economies of scale have all been worthwhile byproducts. As time has progressed though, it feels as if a bit of rote myopia has also set it in as it relates to acquiring real estate assets. There are some REIT management teams that seem to habitually tilt at the windmill of near-term growth by choosing to acquire something, anything, if need be, damn near every quarter no matter the economic environment so as to please a faceless market wizard of oz bellowing behind an emerald curtain. Yet, it only takes a casual review of some of the tech stocks to remind us that REITs aren’t natural growth vehicles (just like tech companies aren’t natural dividend vehicles). Yes, we should pursue and achieve growth, but meaningful growth in REITland historically has been far more idiosyncratic and episodic.

For those well capitalized REITs that can routinely access the common equity markets and acquire income producing assets well below their cost of capital, then no qualms. However, for those REITs less endowed, why not pick your spots? We’ve all known those REITs that just have to scratch the itch to buy real estate by issuing costly equity, relying on preferred issuance, pulling off their revolver, or, worse, selling perfectly good existing assets (too often at worse prices than they paid) to buy the latest quarterly du jour.

In this high-interest rate, super volatile economic and geo-political environment, which hasn’t been particularly favorable to hard asset strategies, it seems to me that Warren Buffett’s “no called strikes” philosophy is the prudent path. Namely, look at all the opportunities that come across the plate but don’t feel compelled to mindlessly swing at every pitch. For us, we have done just that.  We’ve evaluated plenty of deals but have not seen deals that make us want to overextend ourselves. Even though our potential acquisition pipeline is robust, we must be extra disciplined given our size, and through discipline, we know we can achieve even greater growth over time.

All that said, we have transacted very selectively. One small $2 million asset sold last week, and one small $6 million asset being acquired this month. Our sale of our Endicott, New York, asset back to the tenant was unplanned and recent. They approached us about the possibility, we felt it made sense for their business and our balance sheet, and we cleanly processed the sales transaction. The acquisition via the UPREIT transaction of the Jacksonville, FL MSA industrial asset will close no later than March 14, 2025. We negotiated a longer closing timeframe so that we could evaluate the potential of the adjacent vacant parcel that is included in the transaction, and, with this extra time, we have been able to identify a compelling future development opportunity that can lead to an even greater yield on this very soon-to-close UPREIT transaction. Prudent and disciplined activity – nothing more.

How should we think about 2025?
We have two primary active ways to grow AFFO – acquiring positive income producing assets and continuously improving expense efficiency. Knowing full well that a near-term patient, disciplined acquisition strategy was in place, we have spent a considerable amount of time over the recent months to identify even more ways to be even more efficient with every dollar of expenditure. The beauty of being a small and disciplined REIT is that we fully understand that every dollar really does matter, and we have the bandwidth to focus on every single dollar. Our internal efficiency efforts have positioned us to be a small, special forces caliber team that tightly communicates on every facet of process and expenditure. This process has resulted in our achieving well over $1.4 million in cash savings for 2025 to include interest expense savings, a material reduction in unused revolver fees, some service contract negotiations and a reduction in employee G&A. For example, we are now saving $300k annually by rightsizing our revolver to a level that is in line with our balance sheet discipline. Also, for the next five years, I personally will not receive any salary or bonus. My interests are now completely aligned with investors –growing the dividend, growing the share price, or, ideally, both.

Some of you might not have been following us in 2022 and don’t know this, but we provided guidance that year to be like the bigger REITs. We beat that guidance. Guess what? No one really cared. Bigger market forces were at play, and we had too small of a following. Our following has grown, including analyst coverage and institutional ownership, but I am still not a huge fan of guidance for a company like ours given the reason that we could literally be a materially different company overnight by doing one transformational deal (and, as you know, we are focused on trying to do transformational deals). That said, a few years have passed, our balance sheet has evolved, and I have noticed that analyst estimates have all started to drift. For example, based on the three current analyst estimates for Modiv’s 2025 AFFO, their consensus is $1.15 per fully diluted share. I don’t know about you, but that number looks anemic. So, to provide a bit of course adjustment in order that the collective community has a proper base line, I am here to let you know that our internal AFFO modeling estimates us earning $1.37 per fully diluted share (including the shares to be issued in the forthcoming UPREIT transaction) by assuming we do nothing but stare at our navel (e.g. zero net acquisition activity, no transformative deals, no additional efficiencies, etc.). You can take it with a grain of salt if you so choose, but if you want to bet on us doing nothing at all during the year, then you get a 2025 AFFO estimate that is 19% higher than the street consensus.

Looking forward to sharing more color on our earnings call.

Grit, grind, get it done!” Aaron Halfacre, CEO of Modiv Industrial.

Conference Call and Webcast

A conference call and audio webcast with analysts and investors will be held on Tuesday, March 4, 2025, at 11:00 a.m. Eastern Time / 8:00 a.m. Pacific Time, to discuss the fourth quarter and full year 2024 operating results and answer questions.

Live conference call: 1-877-407-0789 at 11:00 a.m. Eastern Time, Tuesday, March 4, 2025

Webcast: To listen to the webcast, either live or archived, please use this link: https://viavid.webcasts.com/starthere.jsp?ei=1707091&tp_key=90a8b3a220 or visit the investor relations page of Modiv’s website at www.modiv.com.

About Modiv Industrial

Modiv Industrial, Inc. is an internally managed REIT that is focused on single-tenant net-lease industrial manufacturing real estate. The Company actively acquires critical industrial manufacturing properties with long-term leases to tenants that fuel the national economy and strengthen the nation’s supply chains. For more information, please visit: www.modiv.com.

Forward-looking Statements

Certain statements contained in this press release, other than historical facts, may be considered forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements regarding our plans, strategies and prospects, both business and financial. Such forward-looking statements are subject to various risks and uncertainties, including but not limited to those described under the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on March 4, 2025. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release and in the Company’s other filings with the SEC. Any forward-looking statements herein speak only as of the time when made and are based on information available to the Company as of such date and are qualified in their entirety by this cautionary statement. The Company assumes no obligation to revise or update any such statement now or in the future, unless required by law.

Notice Involving Non-GAAP Financial Measures

In addition to U.S. GAAP financial measures, this press release and the supplemental financial and operating report included in our Form 8-K dated March 4, 2025 contain and may refer to certain non-GAAP financial measures. These non-GAAP financial measures are in addition to, not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures should not be considered replacements for, and should be read together with, the most comparable GAAP financial measures. Reconciliations to the most directly comparable GAAP financial measures and statements of why management believes these measures are useful to investors are provided below.

AFFO is a measure that is not calculated in accordance with accounting principles generally accepted in the United States of America (“GAAP”). See the Reconciliation of Non-GAAP Measures later in this press release.

Inquiries:
management@modiv.com

Modiv Industrial, Inc.
Consolidated Statements of Operations - Last Five Quarters

(dollars in thousands, except share/unit and per share/unit data)(Unaudited)

	Three Months Ended
	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
Income:
Rental income (a)	$11,664	$11,589	$11,344	$11,901	$12,289
Management fee income	66	66	66	66	99
Total income	11,730	11,655	11,410	11,967	12,388

Expenses:
General and administrative	1,261	1,661	1,419	1,999	1,402
Stock compensation expense (b)	65	75	67	1,379	1,381
Depreciation and amortization	4,164	4,167	4,137	4,134	4,148
Property expenses	910	1,025	694	984	731
Impairment of real estate investment property (c)	—	—	—	—	888
Total expenses	6,400	6,928	6,317	8,496	8,550
Gain on sale of real estate investments (d)	—	172	—	3,188	—
Operating income	5,330	4,899	5,093	6,659	3,838

Other income (expense):
Interest income	68	82	198	124	29
Dividend income	—	—	5	108	285
Income from unconsolidated investment in a real estate property	75	75	74	74	72
Interest expense, including unrealized gain or loss on interest rate swaps and net of derivative settlements (e)	(3,706)	(6,104)	(4,103)	(2,307)	(7,045)
Loss on equity investments	(125)	—	(5)	(21)	—
(Decrease) increase in fair value of investment in preferred stock (f)	—	—	—	—	979
Other expense, net	(3,688)	(5,947)	(3,831)	(2,022)	(5,680)

Net income (loss)	1,642	(1,048)	1,262	4,637	(1,842)
Less: net (income) loss attributable to noncontrolling interests in Operating Partnership	(87)	461	63	(913)	547
Net income (loss) attributable to Modiv Industrial, Inc.	1,555	(587)	1,325	3,724	(1,295)
Preferred stock dividends	(922)	(922)	(922)	(922)	(922)
Net income (loss) attributable to common stockholders	$633	$(1,509)	$403	$2,802	$(2,217)

Net income (loss) per share attributable to common stockholders:
Basic	$0.07	$(0.18)	$0.03	$0.33	$(0.30)
Net income (loss) per share attributable to common stockholders and noncontrollling interests:
Diluted	$0.07	$(0.18)	$0.03	$0.33	$(0.30)

Weighted-average number of common shares outstanding:
Basic	9,715,467	9,430,885	9,441,485	8,568,353	7,621,871
Weighted-average number of common shares and Class C OP Units outstanding:
Diluted (g)	11,021,876	10,959,030	11,419,115	11,359,258	9,221,769

Distributions declared per common share (h)	$0.2875	$0.2875	$0.2875	$0.2875	$1.3975

(a)
Rental income includes tenant reimbursements primarily for property expenses. The decrease in the fourth quarter of 2024 compared with the fourth quarter of 2023 reflects the sale of 14 properties in August 2023 and two properties in the first quarter of 2024, partially offset by the acquisition of an industrial manufacturing property in July 2024.

(b)
Since there were no stock incentive awards outstanding after the final vesting of the Class P and Class R OP Units at the end of the first quarter of 2024, stock compensation expense for the second, third and fourth quarters of 2024 reflect the portion of independent directors’ fees that were paid in common stock. Stock compensation expense for the the Class P and Class R OP Units was recorded for each of the fourth quarter of 2023 and the first quarter of 2024 to recognize the final vesting periods.

(c)
The impairment charge for the fourth quarter of 2023 relates to an office property located in Nashville, Tennessee leased to Cummins, Inc., which was sold on February 28, 2024. The impairment charge reflected the property’s net realizable value based upon contracted sale price, less estimated selling costs.

(d)
Gain on sale of real estate investments of $3.2 million for the first quarter of 2024 relates to the sales of two properties (one industrial property with a lease expiration at the end of 2024 and one office property). The gain in the third quarter of 2024 resulted from the sale of a land parcel that was part of an industrial property in Canal Fulton, Ohio, to be converted into a park.

(e)	Interest expense includes unrealized (loss) gain on interest rate swaps and is net of derivative settlements as shown below (in thousands).

	Three Months Ended
	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
Derivative settlements	$1,252	$1,648	$1,635	$1,671	$1,617
Unrealized gain (loss) on interest rate swaps	$205	$(2,423)	$(550)	$1,289	$(3,400)

Unrealized loss results in an increase in interest expense and the unrealized gain decreases interest expense.

(f)
Increase in fair value of equity investments in the fourth quarter of 2023 relates to the increase in fair value of Generation Income Properties, Inc. (“GIPR”) Series A Redeemable Preferred Stock (“GIPR Preferred Stock”) the Company received as part of the sale proceeds for 13 non-core properties in the third quarter of 2023. We received 2,794,597 shares of GIPR common stock on January 31, 2024 in redemption for the $12.0 million liquidation value of GIPR Preferred Stock, of which 2,623,153 shares of the GIPR common stock were immediately distributed to our stockholders. We sold the remaining 171,444 shares of GIPR common stock in the open market by May 9, 2024 at an average price of $3.80 per share for aggregate net proceeds of $0.7 million.

(g)
Diluted shares outstanding during the fourth quarter of 2023 do not include Class M, Class P and Class R OP Units because their effect would be anti-dilutive since the units did not vest until the first quarter of 2024 (when they automatically converted to Class C OP Units) and were not yet entitled to participate in earnings (losses).

(h)
Distributions during the fourth quarter of 2023 include the distribution of GIPR common stock of $1.11 per share declared on December 29, 2023, which reflects 0.28 shares of GIPR common stock per one share of our common stock multiplied by $3.95 which was the closing price of GIPR common stock on December 29, 2023 (the last trading day of the year).

Modiv Industrial, Inc.
Consolidated Statements of Comprehensive (Loss) Income - Last Five Quarters

(dollars in thousands)(Unaudited)

	Three Months Ended
	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
Net income (loss)	$1,642	$(1,048)	$1,262	$4,637	$(1,842)

Other comprehensive (income) loss: cash flow hedge adjustment
Amortization of unrealized holding gain on interest rate swap (a)	(255)	(256)	(253)	(253)	(259)
Comprehensive income (loss)	1,387	(1,304)	1,009	4,384	(2,101)
Comprehensive (income) loss attributable to noncontrolling interest in Operating Partnership	(56)	497	107	(851)	592
Comprehensive income (loss) attributable to Modiv Industrial, Inc.	$1,331	$(807)	$1,116	$3,533	$(1,509)

(a)
The unrealized gain on interest rate swap derivative on the consolidated balance sheet is being amortized on a straight-line basis, as a reduction to interest expense, through the January 2027 maturity date of the Term Loan.

Modiv Industrial, Inc.
Earnings (Loss) Per Share - Last Five Quarters

(dollars in thousands, except share/unit and per share/unit data)(Unaudited)

	Three Months Ended
	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
Numerator - Basic:
Net income (loss)	$1,642	$(1,048)	$1,262	$4,637	$(1,842)
Less: net (income) loss attributable to noncontrolling interest in Operating Partnership (a)	(85)	275	(59)	(913)	480
Preferred stock dividends	(922)	(922)	(922)	(922)	(922)
Net income (loss) attributable to common stockholders	$635	$(1,695)	$281	$2,802	$(2,284)

Numerator - Diluted:
Net income (loss)	$1,642	$(1,048)	$1,262	$4,637	$(1,842)
Preferred stock dividends	(922)	(922)	(922)	(922)	(922)
Net income (loss) attributable to common stockholders and noncontrolling interests	$720	$(1,970)	$340	$3,715	$(2,764)

Denominator:
Weighted average shares outstanding - basic	9,715,467	9,430,885	9,441,485	8,568,353	7,621,871
Class C OP Units (b)(c)(d)	1,306,409	1,528,145	1,977,630	2,790,905	1,599,898
Weighted average shares and units outstanding - diluted (e)	11,021,876	10,959,030	11,419,115	11,359,258	9,221,769

Earnings (loss) per share attributable to common stockholders:
Basic	$0.07	$(0.18)	$0.03	$0.33	$(0.30)
Earnings (loss) per share attributable to common stockholders and noncontrolling interests:
Diluted	$0.07	$(0.18)	$0.03	$0.33	$(0.30)

(a)
Each share of Class C Common Stock and Class C OP Unit have the same participation in earnings (loss) and therefore there is no difference between basic and diluted earnings (loss) per share. Consequently, net (income) loss attributable to noncontrolling interest in Operating Partnership for the three month periods presented above equals the product of (i) the Operating Partnership weighted average units as a percentage of diluted weighted average shares and units outstanding and (ii) the net income (loss) attributable to common shareholders and noncontrolling interests for each period presented. This can result in a different net (income) loss attributable to noncontrolling interest in Operating Partnership than the amount presented on the statements of operations and equity for the three month periods, as those amounts are calculated for the year-to-date period less the prior quarter’s year-to-date net (income) loss attributable to noncontrolling interest in Operating Partnership.

(b)	During the third quarter of 2024, we repurchased 656,191 Class C OP Units from First City Investment Group, LLC (“First City”), which were issued to an affiliate of First City in 2022.

(c)
An aggregate of 1,980,822 of Classes M, P and R OP Units automatically converted to Class C OP Units during the first quarter of 2024. During the year ended December 31, 2024, 1.7 million Class C OP Units were exchanged for Class C Common Stock, including 656,191 units issued in 2022 in an OP Unit transaction.

(d)	Prior to the third quarter of 2023, we issued 1,599,898 Class C OP Units in OP Unit transactions in connection with property acquisitions.

(e)
During the three months ended December 31, 2023, the weighted average dilutive effect of 1,980,822 units related to Classes M, P and R OP Units were excluded from the computation of Diluted EPS because their effect would be anti-dilutive since the units did not vest until the first quarter of 2024 and were not yet entitled to participate in earnings (losses). There were no other outstanding securities or commitments to issue common stock that would have a dilutive effect for the periods then ended.

Modiv Industrial, Inc.
FFO and AFFO - Last Five Quarters

(dollars in thousands, except share/unit and per share/unit data)(Unaudited)

	Three Months Ended
	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
Net income (loss) (in accordance with GAAP)	$1,642	$(1,048)	$1,262	$4,637	$(1,842)
Preferred stock dividends	(922)	(922)	(922)	(922)	(922)
Net income (loss) attributable to common stockholders and Class C OP Unit holders	720	(1,970)	340	3,715	(2,764)
FFO adjustments:
Depreciation and amortization of real estate properties	4,163	4,167	4,137	4,134	4,148
Amortization of lease incentives	—	2	2	(4)	(64)
Depreciation and amortization for unconsolidated investment in a real estate property	189	189	189	189	189
Impairment of real estate investment property	—	—	—	—	888
Gain on sale of real estate investments, net	—	(172)	—	(3,188)	—
FFO attributable to common stockholders and Class C OP Unit holders	5,072	2,216	4,668	4,846	2,397
AFFO adjustments:
Stock compensation expense (a)	65	75	67	1,379	1,381
Amortization of deferred financing costs	529	221	221	221	211
Abandoned pursuit costs	—	240	—	—	—
Amortization of deferred rents	(1,337)	(1,285)	(1,422)	(1,672)	(1,704)
Unrealized (gain) loss on interest rate swap valuation	(205)	2,423	550	(1,289)	3,400
Amortization of (below) above market lease intangibles, net	(211)	(212)	(212)	(212)	(212)
Loss on equity investments	125	—	5	21	—
Increase in fair value of investment in preferred stock	—	—	—	—	(979)
Other adjustments for unconsolidated investment in a real estate property	29	24	24	24	18
AFFO attributable to common stockholders and Class C OP Unit holders	$4,067	$3,702	$3,901	$3,318	$4,512

Weighted Average Shares/Units Outstanding:
Fully diluted (b)	11,021,876	10,959,030	11,419,115	11,359,258	11,202,591

FFO Per Share/Unit:
Fully diluted	$0.46	$0.20	$0.41	$0.43	$0.21

AFFO Per Share/Unit:
Fully diluted	$0.37	$0.34	$0.34	$0.29	$0.40

(a)
Since there were no stock incentive awards outstanding after the final vesting of the Class P and Class R OP Units at the end of the first quarter of 2024, stock compensation expense for the second, third and fourth quarters of 2024 only reflects the portion of independent directors’ fees that are paid in common stock. Stock compensation expense for the Class P and Class R OP Units was recorded for the fourth quarter of 2023 and the first quarter of 2024 to recognize the final vesting periods.

(b)
The weighted average shares outstanding - diluted includes the Class C OP Units during each quarter of 2024 and Class C, Class M, Class P and Class R OP Units during the three months ended December 31, 2023.

Modiv Industrial, Inc.
Adjusted EBITDA - Last Five Quarters

(dollars in thousands)(Unaudited)

	Three Months Ended
	December 31, 2024		September 30, 2024		June 30, 2024		March 31, 2024		December 31, 2023
Net income (loss) (in accordance with GAAP)	$1,642		$(1,048)		$1,262		$4,637		$(1,842)
Depreciation and amortization of real estate properties	4,163		4,167		4,137		4,134		4,148
Depreciation and amortization for unconsolidated investment in a real estate property (c)	189		189		189		189		189
Interest expense, including unrealized gain or loss on interest rate swaps and net of derivative settlements (a)	3,706		6,104		4,103		2,307		7,045
Interest expense for unconsolidated investment in real estate property (c)	94		94		93		93		96
Impairment of real estate investment property (b)	—		—		—		—		888
Stock compensation expense	65		75		67		1,379		1,381
Gain on sale of real estate investments, net	—		(172)		—		(3,188)		—
Abandoned pursuit costs	—		240		—		—		—
Loss on equity investments	125		—		5		21		—
Increase in fair value of investment in preferred stock	—		—		—		—		(979)
Adjusted EBITDA	$9,984		$9,649		$9,856		$9,572		$10,926

Annualized adjusted EBITDA	$39,936		$38,596		$39,424		$38,288		$43,704

Net debt:
Consolidated debt	$280,918		$281,011		$281,083		$281,153		$281,200
Debt of unconsolidated investment in real estate property (c)	9,017		9,078		9,138		9,197		9,256
Consolidated cash and restricted cash	(11,530)		(6,825)		(18,870)		(18,405)		(3,129)
Cash of unconsolidated investment in real estate property (c)	(435)		(310)		(298)		(350)		(351)
	$277,970		$282,954		$271,053		$271,595		$286,976

Net debt / Adjusted EBITDA	7.0	x	7.3	x	6.9	x	7.1	x	6.6	x

(a)	Interest expense includes unrealized (loss) gain on interest rate swaps and is net of derivative settlements as shown below.

	Three Months Ended
	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
Derivative settlements	$1,252	$1,648	$1,635	$1,671	$1,617
Unrealized (loss) gain on interest rate swaps	$205	$(2,423)	$(550)	$1,289	$(3,400)

The unrealized loss results in an increase in interest expense and the unrealized gain decreases interest expense.

(b)
The impairment charge for the fourth quarter of 2023 relates to an office property located in Nashville, Tennessee leased to Cummins, Inc., which was sold on February 28, 2024. The impairment charge reflected the property’s carrying value over the property’s contracted sale price less estimated selling costs.

(c)	Includes our approximate 72.71% pro rata share of the tenant-in-common’s mortgage note payable and cash of our unconsolidated investment in real estate property.

Modiv Industrial, Inc.
Leverage Ratio

(dollars in thousands)(Unaudited)

We calculate our leverage ratio in conformance with the definition used in our KeyBank credit facility as set forth below.

	As of December 31,
	2024	2023
Total Asset Value
Cash and cash equivalents	$11,530	$3,129
Borrowing base value	489,540	471,126
Other real estate value	76,825	102,340
Pro-rata share of unconsolidated investment in a real estate property	31,846	28,402
Total asset value	$609,741	$604,997

Indebtedness
Credit facility term loan	$250,000	$250,000
Mortgage debt	30,918	31,200
Pro-rata share of unconsolidated investment in a real estate property	9,017	9,256
Total indebtedness	$289,935	$290,456

Leverage Ratio	47.6%	48.0%

Modiv Industrial, Inc.
Capitalization as of December 31, 2024

(dollars in thousands, except share and per share data and OP Unit and per OP Unit data)(Unaudited)

PREFERRED EQUITY
7.375% Series A Cumulative Redeemable Perpetual Preferred Stock	$50,000
% of Total Capitalization	10%

COMMON EQUITY
Shares of Class C Common Stock	9,936,892
Class C OP Units	1,249,210
Total Class C Common Stock and Class C OP Units	11,186,102
Price Per Share / Unit at December 31, 2024	$14.88
IMPLIED EQUITY MARKET CAPITALIZATION	$166,449
% of Total Capitalization	33%

DEBT
Mortgage Debt
Costco Wholesale Property	$18,589
Taylor Fresh Foods Property	12,329
Total Mortgage Debt	$30,918
KeyBank Credit Facility
Revolver (a)	—
Term Loan (b)	250,000
Total Credit Facility	250,000
TOTAL DEBT	$280,918
% of Total Capitalization	57%
% of Total Debt - Floating Rate Debt	—%
% of Total Debt - Fixed Rate Debt (b) (c)	100%
% of Total Debt	100%
ENTERPRISE VALUE
Total Capitalization	$497,367
Less: Cash and Cash Equivalents	(11,530)
Enterprise Value	$485,837

(a)	In December 2024, we exercised our right to reduce our Revolver line of credit from $150.0 million to $30.0 million in order to save $0.3 million in annual unused fees.

(b)
In January 2025, we entered into two new swap agreements, effective December 31, 2024, for $125 million each, for an aggregate of $250 million, corresponding to the Term Loan, which fixed SOFR for the year ending December 31, 2025 to 2.45%, resulting in a fixed rate of 4.25% based on our leverage ratio of 47.6% as of December 31, 2024. We paid aggregate premiums of $4.2 million to buy down the fixed rate below the prevailing market rate. This fixed rate is 28 basis points lower than 2024 and will save approximately $0.7 million of cash interest expense during 2025.

(c)	After consideration of (b) above, the weighted average interest rate for the $280.9 million total debt outstanding was 4.27% as of December 31, 2024.

Modiv Industrial, Inc.
Consolidated Balance Sheets

(dollars in thousands, except share and per share data)(Unaudited)

	As of As of December 31,
	2024	2023
Assets
Real estate investments:
Land	$98,009	$104,859
Buildings and improvements	386,102	399,667
Equipment	4,429	4,429
Tenant origination and absorption costs	13,194	15,707
Total investments in real estate property	501,734	524,662
Accumulated depreciation and amortization	(59,524)	(50,902)
Total real estate investments, net, excluding unconsolidated investment in real estate property and real estate investments held for sale, net	442,210	473,760
Unconsolidated investment in a real estate property	9,324	10,054
Total real estate investments, net, excluding real estate investments held for sale, net	451,534	483,814
Real estate investments held for sale, net	22,372	11,558
Total real estate investments, net	473,906	495,372
Cash and cash equivalents	11,530	3,129
Tenant deferred rent and other receivables	18,460	12,795
Above-market lease intangibles, net	1,240	1,314
Prepaid expenses and other assets	2,693	4,174
Investment in preferred stock	—	11,039
Interest rate swap derivative	—	2,970
Other assets related to real estate investments held for sale	—	103
Total assets	$507,829	$530,896
Liabilities and Equity
Mortgage notes payable, net	$30,777	$31,030
Credit facility term loan, net	248,999	248,509
Accounts payable, accrued and other liabilities	4,035	4,468
Distributions payable	1,994	12,175
Below-market lease intangibles, net	7,948	8,869
Interest rate swap derivative	—	474
Other liabilities related to real estate investments held for sale	26	249
Total liabilities	293,779	305,774

Commitments and contingencies

7.375% Series A cumulative redeemable perpetual preferred stock, $0.001 par value, 2,000,000 shares authorized, issued and outstanding as of December 31, 2024 and 2023 with an aggregate liquidation value of $50,000	2	2
Class C common stock, $0.001 par value, 300,000,000 shares authorized, 10,404,211 shares issued and 9,936,892 shares outstanding as of December 31, 2024 and 8,048,110 shares issued and 7,704,600 shares outstanding as of December 31, 2023	10	8
Class S common stock, $0.001 par value, 100,000,000 shares authorized no shares issued and outstanding as of December 31, 2024 and 2023	—	—
Additional paid-in-capital	349,479	292,618
Treasury stock, at cost, 467,319 and 343,510 shares held as of December 31, 2024 and 2023, respectively	(7,112)	(5,291)
Cumulative distributions and net losses	(154,074)	(145,552)
Accumulated other comprehensive income	1,841	2,658
Total Modiv Industrial, Inc. equity	190,146	144,443
Noncontrolling interests in the Operating Partnership	23,904	80,679
Total equity	214,050	225,122
Total liabilities and equity	$507,829	$530,896

Modiv Industrial, Inc.
Debt Overview

(dollars in thousands)(Unaudited)

	Outstanding Balance
	December 31,
Collateral	2024	2023	Interest Rate		Loan Maturity
Mortgage Notes:
Costco property	$18,589	$18,850	4.85%	(b)	01/01/2030
Taylor Fresh Foods property	12,329	12,350	3.85%	(b)	11/01/2029
	30,918	31,200
Less unamortized deferred financing costs	(141)	(170)
Mortgage notes payable, net	30,777	31,030

KeyBank Credit Facility (a):
Revolver	—	—	6.23%	(c)	01/18/2027	(f)
Term loan	250,000	250,000	4.25%	(d)	01/18/2027
Total Credit Facility	250,000	250,000
Less unamortized deferred financing costs	(1,001)	(1,491)
	248,999	248,509
Total debt, net	$279,776	$279,539	4.27%	(e)

(a)
Our $280 million Credit Facility is comprised of a $30 million Revolver and a $250 million Term Loan. As of the filing date of this Supplemental Data, the $250 million Term Loan is fully drawn and the Revolver has zero outstanding balance.

(b)	Contractual fixed rate.

(c)
The interest rate on the Revolver is based on our leverage ratio at the end of the prior quarter. With our leverage ratio at 47.6% as of December 31, 2024, the spread over the SOFR, including a 10-basis point credit adjustment, is 185 basis points and the interest rate on the Revolver was 6.2250% as of February 28, 2025, although we had no outstanding borrowings under the Revolver. We also pay an annual unused fee of up to 25 basis points on the Revolver, based on the daily amount of the unused commitment. In December 2024, we exercised our right to reduce our Revolver line of credit from $150.0 million to $30.0 million in order to save $0.3 million in annual unused fees.

(d)
In January 2025, we entered into two new swap agreements, effective December 31, 2024, for $125 million each, for an aggregate of $250 million, corresponding to the Term Loan, which fixed SOFR for the year ending December 31, 2025 to 2.45%, resulting in a fixed rate of 4.25% based on our leverage ratio of 47.6% as of December 31, 2024. We paid aggregate premiums of $4.2 million to buy down the fixed rate below the prevailing market rate. This fixed rate is 28 basis points lower than 2024 and will save approximately $0.7 million of cash interest expense during 2025.

(e)	The weighted average interest rate for the $280.9 million total debt outstanding was 4.27% as of December 31, 2024.

(f)	In February 2025, the Revolver maturity was extended to January 2027.

Modiv Industrial, Inc.
Covenants

(dollars in thousands)(Unaudited)

Credit Facility and Mortgage Notes Covenants

The following is a summary of key financial covenants for our credit facility and mortgage notes, as defined and calculated per the terms of the facility’s Credit Agreement and the mortgage notes’ governing documents, respectively, which are included in our filings with the SEC. These calculations, which are not based on U.S. Generally Accepted Accounting Principles (“GAAP”) measurements are presented to demonstrate that as of December 31, 2024, we are in compliance with the covenants.

Unsecured Credit Facility Covenants	Required	December 31, 2024
Maximum leverage ratio	<60%	47.6%
Minimum fixed charge coverage ratio	>1.50x	1.78
Maximum secured indebtedness ratio	40%	7%
Minimum consolidated tangible net worth	$221,737	$281,553
Weighted average lease term (years) (a)	7	16

(a)	The weighted average lease term above only reflects the 37 properties that are included in the Credit Facility borrowing base.

Mortgage Notes Key Covenants	Debt Service Coverage Ratio	December 31, 2024
Costco property	N.A.	N.A.
Taylor Fresh Foods property	1.5	3.3

Modiv Industrial, Inc.
Real Estate Acquisitions

(dollars in thousands)(Unaudited)

The following table summarizes our property acquisition activity from January 1, 2023 through December 31, 2024:

Tenant and Location	Property Type	Acquisition Date	Leased Area (Square Feet)	Initial Lease Term (Years)	Annual Rent Increase	Acquisition Price	Initial Cap Rate	Weighted Average Cap Rate
Plastic Products, Princeton, MN	Industrial	January 2023	148,012	5.8	3.0%	$6,369	7.5%	9.2%
Stealth Manufacturing, Savage MN	Industrial	March 2023	55,175	20.0	2.5%	5,500	7.7%	9.8%
Lindsay Precast, Gap, PA (a)	Industrial	April 2023	137,086	24.0	2.2%	18,344	7.5%	10.1%
Summit Steel, Reading, PA	Industrial	April 2023	116,560	20.0	2.9%	11,200	7.3%	9.7%
PBC Linear, Roscoe, IL	Industrial	April 2023	219,287	20.0	2.5%	20,000	7.8%	9.4%
Cameron Tool, Lansing, MI	Industrial	May 2023	93,085	20.0	2.5%	5,721	8.5%	10.9%
S.J. Electro Systems acquire in Minnesota (two properties) and Texas	Industrial	May 2023	159,680	17.0	2.8%	15,975	7.5%	9.4%
Titan, Alleyton, TX	Industrial	May 2023	223,082	20.0	2.9%	17,100	8.2%	10.8%
Vistech, Piqua, OH	Industrial	July 2023	335,525	25.0	3.0%	13,500	9.0%	13.1%
SixAxis, Andrews, SC	Industrial	July 2023	213,513	25.0	2.8%	15,440	7.5%	10.5%
Torrent, Seminole, FL	Industrial	July 2024	29,699	20.0	2.9%	5,125	8.0%	10.6%
Total			1,730,704			$134,274	7.8%	10.3%

(a)	Includes $1.8 million funding provided for improvements to the previously acquired Lindsay property in Franklinton, North Carolina, of which $1.6 million has been deployed as of December 31, 2024.

Modiv Industrial, Inc.
Real Estate Dispositions

(dollars in thousands)(Unaudited)

The following table summarizes our property disposition activity from January 1, 2023 through December 31, 2024.

Tenant and Location	Property Type	Disposition Date	Leased Area (Square Feet)	Disposition Price	Cap Rate
Dollar General, Litchfield, ME	Retail	August 2023	9,026	$1,248	7.5%
Dollar General, Wilton, ME	Retail	August 2023	9,100	1,452	7.7%
Dollar General, Thompsontown, PA	Retail	August 2023	9,100	1,112	7.7%
Dollar General, Mt. Gilead, OH	Retail	August 2023	9,026	1,066	8.1%
Dollar General, Lakeside, OH	Retail	August 2023	9,026	1,135	7.1%
Dollar General, Castalia, OH	Retail	August 2023	9,026	1,112	7.1%
Dollar General, Bakersfield, CA	Retail	August 2023	18,827	4,856	6.6%
Dollar General, Big Spring, TX	Retail	August 2023	9,026	1,271	6.8%
Dollar General, Morrow, GA	Retail	August 2023	10,906	1,293	8.0%
PreK Education, San Antonio, TX	Retail	August 2023	50,000	12,888	7.2%
Walgreens, Santa Maria, CA	Retail	August 2023	14,490	6,081	6.1%
exp US Services, Maitland, FL	Office	August 2023	33,118	5,899	10.6%
GSA (MSHA), Vacaville, CA	Office	August 2023	11,014	2,587	7.8%
EMC Shop (formerly Gap), Rocklin, CA	Office	August 2023	40,110	5,467	8.1%
Levins, Sacramento, CA	Industrial	January 2024	76,000	7,075	7.5%
Cummins, Nashville, TN	Office	February 2024	87,230	7,950	N.A.
Lindsay, Canal Fulton, OH (Land parcel) (1)	Industrial	September 2024	—	240	N.A.
Total			405,025	$62,732

(1)	Represents sale of an unutilized land parcel of an operating property, which was sold to the City of Canal Fulton, Ohio as park space.

Modiv Industrial, Inc.
Top 20 Tenants

(dollars in thousands)(Unaudited)

Tenant	ABR	ABR as a Percentage of Total Portfolio	Leased Area (Square Feet)	Square Feet as a Percentage of Total Portfolio
Lindsay	$5,362	13%	755,281	17%
KIA of Carson	4,035	10%	72,623	2%
State of CA OES	2,618	7%	106,592	2%
AvAir	2,412	6%	162,714	4%
3M	1,903	5%	410,400	9%
Valtir	1,897	5%	293,612	7%
FUJIFILM Dimatix (72.71% TIC)	1,727	4%	91,740	2%
Taylor Fresh Foods	1,688	4%	216,727	5%
Pacific Bearing	1,560	4%	219,287	5%
Titan	1,464	4%	223,082	5%
Costco Wholesale	1,446	4%	97,191	2%
Northrup Grumman	1,326	3%	107,419	2%
Vistech	1,267	3%	335,525	7%
SJE	1,251	3%	159,680	3%
SixAxis	1,195	3%	213,513	5%
Husqvarna	944	2%	64,637	1%
L3Harris	904	2%	46,214	1%
Summit Steel	857	2%	116,560	3%
Arrow-TruLine	809	2%	206,155	4%
WSP USA	774	2%	37,449	1%
Total Top 20 Tenants	$35,439	88%	3,936,401	87%

(a)	Reflects our approximate 72.71% tenant-in-common interest (“TIC Interest”).

Modiv Industrial, Inc.
Property Type

(dollars in thousands)(Unaudited)

Property Type	Number of Properties	ABR	ABR as a Percentage of Total Portfolio	Leasable Area (Square Feet)	Square Feet as a Percentage of Total Portfolio
Industrial core, including TIC Interest	39	$30,966	78%	4,196,496	93%
Non-core (a)	4	8,672	22%	302,442	7%
Total	43	$39,638	100%	4,498,938	100%

(a)	Non-core properties include the following:

(i)
our non-core acquisition of a leading KIA auto dealership located in a prime location in Los Angeles County acquired in January 2022 which was structured as an OP Unit transaction resulting in a favorable equity issuance of $32.8 million of Class C OP Units at a cost basis of $25.00 per share;

(ii)
our 12-year lease with OES, executed in January 2023, for one of our legacy assets located in Rancho Cordova, California that includes an attractive purchase option, which OES may exercise until December 31, 2026. We have received preliminary indications from OES of interest in exercising the option. (We define legacy assets as those that were acquired by different management teams utilizing different investment objectives and underwriting criteria);

(iii)
our held for sale legacy property leased to Costco Wholesale Corporation located in Issaquah, Washington until July 31, 2025 is subject to a purchase and sale agreement, as amended, with KB Home, a national homebuilder with a sales price of $25.3 million, with the ability to increase the purchase price by $0.3 million for each additional townhome the buyer can add to the development prior to closing. The buyer completed its due diligence on April 26, 2024 and the total non-refundable deposit is $1.7 million as of December 31, 2024.

Completing the sale remains subject to the buyer obtaining development approvals and the sale will not close until the earlier of (a) 15 days following the later of buyer obtaining all necessary development approvals and tenant vacating the property, and (b) August 15, 2025 unless extended. The amendment to the purchase and sale agreement provides that the buyer can extend the outside closing date up to three times for 60 days for each extension, with February 11, 2026 the outside closing date. The nonrefundable extension fee for the first extension is $0.3 million with 50% applicable to the purchase price. The nonrefundable extension fees for the second and third extensions are $0.2 million and $0.3 million, respectively, and none of these extension fees would be applicable to the purchase price. The buyer is not affiliated with the Company or its affiliates. Given the facts and circumstances as of December 31, 2024, the Company believes that it is probable that the disposition of the properly will be completed within 12 months and therefore classified it as a real estate investment held for sale as of December 31, 2024.

(iv)	our legacy property leased to Solar Turbines that we expect to sell after we complete a parcel split in order to maximize its value.

Modiv Industrial, Inc.
Tenant Industry Diversification

(dollars in thousands)(Unaudited)

Industry	Number of Properties	ABR	ABR as a Percentage of Total Portfolio	Leasable Area (Square Feet)	Square Feet as a Percentage of Total Portfolio
Infrastructure	17	$9,284	23%	1,246,022	28%
Automotive	3	6,015	15%	501,233	11%
Aerospace/Defense	4	5,057	13%	346,046	8%
Industrial Products	4	5,603	14%	907,837	20%
Government	1	2,618	7%	106,592	2%
Metals	5	2,509	6%	450,263	10%
Technology	2	2,347	6%	130,240	3%
Energy	2	1,830	5%	249,118	6%
Agriculture/Food Production	2	1,688	4%	295,584	7%
Retail	1	1,446	4%	97,191	2%
Medical	1	673	2%	20,800	—%
Plastics	1	568	1%	148,012	3%
Total	43	$39,638	100%	4,498,938	100%

Modiv Industrial, Inc.
Tenant Geographic Diversification

(dollars in thousands)(Unaudited)

State	Number of Properties	ABR	ABR as a Percentage of Total Portfolio	Leasable Area (Square Feet)	Square Feet as a Percentage of Total Portfolio
California	8	$11,925	30%	439,954	10%
Ohio	6	4,866	12%	1,016,742	23%
Arizona	2	4,100	10%	379,441	8%
Illinois	2	3,463	9%	629,687	14%
Florida	3	2,341	6%	233,910	5%
Pennsylvania	2	2,135	6%	253,646	6%
South Carolina	3	2,115	5%	343,422	8%
Minnesota	2	1,698	4%	255,969	6%
North Carolina	5	1,671	4%	377,450	8%
Washington	2	1,574	4%	134,576	3%
Texas	1	1,446	4%	97,191	2%
Colorado	3	870	3%	98,994	2%
Utah	1	524	1%	72,498	2%
Michigan	1	506	1%	93,085	2%
New York	2	404	1%	72,373	1%
Total	43	$39,638	100%	4,498,938	100%

Modiv Industrial, Inc.
Lease Expirations

(dollars in thousands)(Unaudited)

10 Years and Thereafter Lease Expirations

As of December 31, 2024
Year	Number of Leases Expiring	ABR Expiring	Percentage of ABR Expiring	Cumulative Percentage of ABR Expiring	Leasable Area Expiring (Square Feet)	Percentage of Leased Area Expiring (Square Feet )	Cumulative Percentage of Leased Area Expiring (Square Feet)
2025	2	$1,812	5%	5%	123,227	3%	3%
2026	2	3,053	8%	13%	199,159	4%	7%
2027	1	944	2%	15%	64,637	1%	8%
2028	1	568	1%	16%	148,012	3%	11%
2029	2	1,525	4%	20%	84,714	2%	13%
2030	1	673	2%	22%	20,800	1%	14%
2031	—	—	—%	22%	—	—%	14%
2032	1	2,412	6%	28%	162,714	4%	18%
2033	1	1,688	4%	32%	216,727	5%	23%
2034	3	5,295	13%	45%	554,441	12%	35%
Thereafter	29	21,668	55%	100%	2,924,507	65%	100%
Total	43	$39,638	100%		4,498,938	100%

Modiv Industrial, Inc.
Disclosures Regarding Non-GAAP and Other Metrics

Notice Involving Non-GAAP Financial Measures

In addition to U.S. GAAP financial measures, this supplemental report contains and may refer to certain non-GAAP financial measures. These non-GAAP financial measures are in addition to, not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures should not be considered replacements for, and should be read together with, the most comparable GAAP financial measures. Reconciliations to the most directly comparable GAAP financial measures and statements of why management believes these measures are useful to investors are provided below.

Funds from Operations (“FFO”) and Adjusted Funds from Operations (“AFFO”)

In order to provide a more complete understanding of the operating performance of a REIT, the National Association of Real Estate Investment Trusts (“Nareit”) promulgated a measure known as FFO. FFO is defined as net income or loss computed in accordance with GAAP, excluding gains and losses from sales of depreciable operating property, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), and after adjustment for unconsolidated investments, preferred dividends and real estate impairments. Because FFO calculations adjust for such items as depreciation and amortization of real estate assets and gains and losses from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), they facilitate comparisons of operating performance between periods and between other REITs. As a result, we believe that the use of FFO, together with the required GAAP presentations, provides a more complete understanding of our performance relative to our competitors and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities. It should be noted, however, that other REITs may not define FFO in accordance with the current Nareit definition or may interpret the current Nareit definition differently than we do, making comparisons less meaningful.

Additionally, we use AFFO as a non-GAAP financial measure to evaluate our operating performance. AFFO excludes non-routine and certain non-cash items such as stock-based compensation, amortization of deferred rent, amortization of below/above market lease intangibles, amortization of deferred financing costs, gain or loss from the extinguishment of debt, unrealized gains (losses) on derivative instruments, and write-offs of due diligence expenses for abandoned pursuits. We also believe that AFFO is a recognized measure of sustainable operating performance of the REIT industry. Further, we believe AFFO is useful in comparing the sustainability of our operating performance with the sustainability of the operating performance of other real estate companies. Management believes that AFFO is a beneficial indicator of our ongoing portfolio performance. More specifically, AFFO isolates the financial results of our operations. AFFO, however, is not considered an appropriate measure of historical earnings as it excludes certain significant costs that are otherwise included in reported earnings. Further, since the measure is based on historical financial information, AFFO for the period presented may not be indicative of future results. By providing FFO and AFFO, we present information that assists investors in aligning their analysis with management’s analysis of long-term operating activities.

For all of these reasons, we believe the non-GAAP measures of FFO and AFFO, in addition to income or loss from operations, net income or loss and cash flows from operating activities, as defined by GAAP, are helpful supplemental performance measures and useful to investors in evaluating the performance of our real estate portfolio. AFFO is useful in assisting management and investors in assessing our ongoing ability to generate cash flow from operations and continue as a going concern in future operating periods. However, a material limitation associated with FFO and AFFO is that they are not indicative of our cash available to fund distributions since other uses of cash, such as capital expenditures at our properties and principal payments of debt, are not deducted when calculating FFO and AFFO. Therefore, FFO and AFFO should not be viewed as a more prominent measure of performance than income or loss from operations, net income (loss) or cash flows from operating activities and each should be reviewed in connection with GAAP measurements.

Neither the SEC, Nareit, nor any other applicable body has opined on the acceptability of the adjustments contemplated to adjust FFO in order to calculate AFFO and its use as a non-GAAP performance measure. In the future, the SEC or Nareit may decide to standardize the allowable exclusions across the REIT industry, and we may have to adjust the calculation and characterization of this non-GAAP measure.

Adjusted EBITDA

We define Adjusted EBITDA as GAAP net income or loss adjusted to exclude depreciation and amortization, gains or losses from the sales of depreciable property, extraordinary items, provisions for impairment on investment in real estate and goodwill and intangibles, interest expense and non-cash items such as non-cash compensation expenses and write-offs of due diligence costs for abandoned pursuits We believe these non-GAAP financial measures are useful to investors because they are widely accepted industry measures used by analysts and investors to compare the operating performance of REITs. EBITDA is not a measure of financial performance under GAAP, and our EBITDA may not be comparable to similarly titled measures of other companies. You should not consider our EBITDA as an alternative to net income or cash flows from operating activities determined in accordance with GAAP.

Net Debt

We define Net Debt as gross debt less cash and cash equivalents and restricted cash.

Leverage Ratio

We define our “leverage ratio” as total debt as a percentage of the aggregate fair value of our real estate properties, including our proportionate interest in real estate owned by unconsolidated entities, plus our cash and cash equivalents.

Annualized Base Rent (“ABR”)

ABR represents contractual annual base rent for the next 12 months.

Initial Cap Rate

We define “initial cap rate” for property acquisitions as the initial annual cash rent divided by the purchase price of the property.

Weighted Average Cap Rate

We define “weighted average cap rate” for property acquisitions as the average annual cash rent including rent escalations over the lease term, divided by the purchase price of the property.